                               AmeriSource-Bergen

                                  Corporation

--------------------------------------------------------------------------------

                             A Winning Combination
                                 March 19, 2001

                                                              AmeriSource-Bergen

Forward-Looking Statements

--------------------------------------------------------------------------------
This presentation contains certain "forward-looking statements" within the meaning of Section 27a of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include statements addressing future financial and operating results of AmeriSource and Bergen Brunswig and the timing, benefits and other aspects of the proposed merger.

More detailed information about the factors that could cause actual results to differ materially from those described in the forward-looking statements is set forth in Amerisource's and Bergen's filings with the Securities and Exchange Commission, including each of their Annual Reports for fiscal 2000 and their most recent quarterly reports on Form 10-Q. The companies are under no obligation to update or alter the matters discussed in this presentation.

                               Robert E. Martini
--------------------------------------------------------------------------------
                                    Chairman
                         AmeriSource-Bergen Corporation

                                                              AmeriSource-Bergen

--------------------------------------------------------------------------------
Transaction Highlights

                    AmeriSource and Bergen combine to create
                                 a new company

o $35 billion in pro forma revenues

o Combined market value of more than $5 billion

o Non-dilutive before synergies under new purchase accounting

o Expected annual synergies in excess of $125 million by end of third year

o Experienced management team

o Beneficial to customers

                                                              AmeriSource-Bergen

Strategic Rationale

--------------------------------------------------------------------------------

                                 Strategic Fit

                             Significant Synergies

                           Enhanced Customer Service

                            Reduced Healthcare Costs


                               Shareholder Value

                                                              AmeriSource-Bergen

Transaction Overview

--------------------------------------------------------------------------------
o Merger of equals - 51%/49% ownership

o Stock-for-stock tax-free exchange

o Both firms merge into new company

o New purchase accounting - proposed rules

o Non-dilutive to EPS before synergies

o Headquarters in Valley Forge, PA; West Coast management center in Orange, CA

                                                              AmeriSource-Bergen

Transaction Economics

--------------------------------------------------------------------------------

o Each share of Bergen converted into 0.37 share of new company

o Each share of AmeriSource converted into one share of new company

o Approximately 103 million shares in AmeriSource-Bergen outstanding

o Expected 2.5c/share quarterly dividend

o Closing summer 2001

                                                              AmeriSource-Bergen

Board Structure

--------------------------------------------------------------------------------

o 10-member Board

o Chairman Robert Martini

o CEO and President David Yost

o Six independent directors:
  3 from AAS and 3 from BBC

o Two additional new independent directors to be named

                                                              AmeriSource-Bergen

Two Solid Companies

--------------------------------------------------------------------------------
                                Bergen Brunswig

o 3rd largest national pharmaceutical distributor

o 2nd largest long-term care pharmacy provider

o 10,000 employees

o 30 DCs and specialty businesses

                                  AmeriSource

o 4th largest national pharmaceutical distributor

o 3,800 employees

o 22 DCs and specialty businesses

                                                              AmeriSource-Bergen

Major Pharmaceutical Distributors(a)
--------------------------------------------------------------------------------
($ in billions)

           [ A bar chart appears depicting the following information]


                        AmeriSource-Bergen         $35

                        McKesson HBOC              $31

                        Cardinal (Bindley)         $30

                        Bergen Brunswig            $22

                        AmeriSource                $13



(a) FY2000 sales based on company filings. Public pharmaceutical distributors with sales greater than $1 billion and excludes chains and other distributors.

                                                              AmeriSource-Bergen

                                  David Yost

--------------------------------------------------------------------------------
                      Chief Executive Officer & President
                         AmeriSource-Bergen Corporation

                                                              AmeriSource-Bergen

Leadership

--------------------------------------------------------------------------------

o Combined management team has extensive industry experience

o Chairman: Robert Martini

o CEO and President: David Yost

o EVP and COO: Kurt Hilzinger

o EVP and CFO: Neil Dimick

                                                              AmeriSource-Bergen

Merger Benefits

--------------------------------------------------------------------------------

o Makes two solid companies better

o Business we both know - low integration risk

o Compatible, customer-focused cultures

o Opportunity to expand offerings to customers

o Annual operating synergies in excess of $125 million by end of third year

o Continue to take costs out of healthcare system

                                                              AmeriSource-Bergen

Strategic Fit

--------------------------------------------------------------------------------
        AmeriSource

o Strong in East

o Largest hospital provider

o Strong with independents

o Regional chain expertise

o Commitment to customer service


        Bergen  Brunswig

o Strong in West

o Leader in alternate site

o Strong with independents

o Regional/Large chain expertise

o Commitment to customer service

                                                              AmeriSource-Bergen

Superior Customer Service

--------------------------------------------------------------------------------

o Both companies focused on the customer

o Highly rated in independent customer surveys

o Sales forces are industry leaders

                                                              AmeriSource-Bergen

Value-Added Solutions
--------------------------------------------------------------------------------
                 High Service Level, Lower Inventory Investment

Manufacturer               AmeriSource-Bergen        Provider

o Co-marketing and market share programs

o Contract compliance and monitoring

o Repackaging to economic dispensing quantities

o PharMerica

o ASD Specialty

o American Health Packaging

o Pharmacy Healthcare Solutions

                                                              AmeriSource-Bergen

Synergies

--------------------------------------------------------------------------------
o $125 million in savings by end of third year

     -- Rationalization of distribution network

     -- Consolidation of corporate staffs

     -- Purchasing efficiencies, especially generics

o Other opportunities for synergies

     -- Working capital savings

     -- Access to lower cost capital

                                                              AmeriSource-Bergen

Distribution Centers

--------------------------------------------------------------------------------
                        [Map showing Distribution Sites]


         AmeriSource

         Bergen Brunswig

                                                              AmeriSource-Bergen

Technology

--------------------------------------------------------------------------------

o Information Week Magazine

  -- Top 200 of all Companies in technology use

  -- Top two companies in pharmaceutical distribution

o iECHO and iBergen order/inventory systems

o "Autonomics" central processing

o Central fill

                                                              AmeriSource-Bergen

Path Forward

--------------------------------------------------------------------------------

o FTC approval

o Shareholder vote

o Closing

                                                              AmeriSource-Bergen

A Winning Combination

--------------------------------------------------------------------------------

                                  Strategic Fit

                              Significant Synergies

                            Enhanced Customer Service

                            Reduced Healthcare Costs

                               Shareholder Value